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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-A/A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                UTEK CORPORATION
             (Exact name of Registrant as specified in its charter)

     Delaware                                                59-3603677
-----------------------                                  -------------------
(State or Jurisdiction                                     (IRS Employer
  of Incorporation)                                      Identification No.)


202 South Wheeler Street
Plant City, Florida                                               33566
-----------------------------------------                      ----------
(Address of principal executive offices)                       (Zip Code)




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If this form relates to the                           If this form relates to the
registration of a class of securities                 registration of a class of securities
pursuant to Section 12(b) of the Exchange             pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to                      Act and is effective pursuant to
General Instruction A(c), please                      General Instruction A(d), please
check the following box.                              check the following box /X/


Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                                    Name of Each Exchange on which
to be so Registered                                    Each Class is to be Registered
-------------------                                    ------------------------------


None


Securities to registered pursuant to Section 12 (g) of the Act:


Common Stock, par value $0.01 per share                    Nasdaq SmallCap Market




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Item 1.           Description of Registrant's Securities to be registered.
                  --------------------------------------------------------


Contemporaneously with the filing of this Registration Statement on Form 8-A, the UTEK Corporation (the "Company") expects to commence an initial public offering of 1,000,000 shares of common stock, par value $0.01 per share, which offering is being conducted pursuant to the Pre-Effective Amendment No. 5 to its Registration Statement on Form N-2 (File No. 333-93913) dated October 2, 2000, of which the Company's prospectus to be filed pursuant to Rule 424(b) forms a part, and which Registration Statement and prospectus are each incorporated herein by reference.


         For an additional discussion of the Company's securities to be registered, see the section entitled "Description of Securities" in the Company's aforementioned Registration Statement on Form N-2.


Item 2.  Exhibits.
         --------

            1.   By-laws of the Registrant.*
            2. Articles of Incorporation of Registrant, and amendments thereto.**
            3.   Form of Underwriter's Warrant.***
            4.   Specimen Common Share Certificate.****



* Filed as Exhibit 3.3 to the Registrant's Pre-Effective Amendment No. 5 to the Registration Statement on Form N-2 (File No. 333-93913), as amended, and incorporated herein by reference.


** Filed as Exhibits 3.1 and 3.2, respectively, to the Registration Statement on Form N-2, as amended, and incorporated herein by reference.

*** Filed as Exhibit 4.1 to the Registration Statement on Form N-2, as amended, and incorporated herein by reference.

**** Filed as Exhibit 4.3 to the Registration Statement on Form N-2, as amended, and incorporated herein by reference.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                               UTEK Corporation
                               (Registrant)


Dated: October 3, 2000          By: /s/ Clifford M. Gross
                                   ---------------------------------------------
                               Clifford M. Gross
                               Chairman of the Board and Chief Executive Officer